                       AGREEMENT AND PLAN OF REORGANIZATION

                                   BY AND AMONG

                             HAMBRECHT & QUIST GROUP,
                             a California Corporation

                          HAMBRECHT & QUIST GROUP, INC.
                              a Delaware Corporation

                      H & Q REORGANIZATION SUBSIDIARY, INC.
                             a California Corporation

                           AND HAMBRECHT & QUIST, L.P.,
                         a California Limited Partnership

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----

ARTICLE I - THE MERGERS. . . . . . . . . . . . . . . . . . . . . . . .     3

     1.1      Mergers. . . . . . . . . . . . . . . . . . . . . . . . .     3
     1.2      Filing and Effectiveness . . . . . . . . . . . . . . . .     4
     1.3      Closing. . . . . . . . . . . . . . . . . . . . . . . . .     4
     1.4      Effects of the Mergers . . . . . . . . . . . . . . . . .     4
     1.5      Tax-Free Treatment . . . . . . . . . . . . . . . . . . .     5

ARTICLE II - EFFECT OF THE MERGER ON CAPITAL STOCK OF THE
     CONSTITUENT CORPORATIONS AND ON PARTNERSHIP INTERESTS IN
     THE CONSTITUENT LIMITED PARTNERSHIP; EXCHANGE OF
     CERTIFICATES; SUPPLEMENTARY ACTION  . . . . . . . . . . . . . . .     6

     2.1      Effect on Capital Stock. . . . . . . . . . . . . . . . .     6
     2.2      Effect on Partnership Interests. . . . . . . . . . . . .     9
     2.3      Exchange of Certificates; Exchange of Interests  . . . .    10
     2.4      Supplementary Action . . . . . . . . . . . . . . . . . .    13

ARTICLE III - ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . .    14

     3.1      Fairness Hearing and Permit. . . . . . . . . . . . . . .    14
     3.2      Hambrecht & Quist California Shareholders' Consent . . .    14
     3.3      LP Limited Partners' Consent . . . . . . . . . . . . . .    14
     3.4      Hambrecht & Quist Group Stockholder's Consent. . . . . .    15
     3.5      Termination of Shareholder Agreement . . . . . . . . . .    15
     3.6      Consents . . . . . . . . . . . . . . . . . . . . . . . .    15
     3.7      Best Efforts . . . . . . . . . . . . . . . . . . . . . .    15
     3.8      Qualifications; Franchise Tax  . . . . . . . . . . . . .    15
     3.9      Legal Conditions to the Mergers  . . . . . . . . . . . .    15

ARTICLE IV - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . .    16

     4.1      Conditions to Each Party's Obligation to Effect
              the Merger . . . . . . . . . . . . . . . . . . . . . . .    16
     4.2      Conditions of Obligations of Hambrecht & Quist
              Group and Merger Sub in Connection with the
              California Merger  . . . . . . . . . . . . . . . . . . .    17
     4.3      Conditions of Obligations of Hambrecht & Quist
              California in Connection with the California Merger. . .    17
     4.4      Conditions of Obligations of LP  . . . . . . . . . . . .    18
     4.5      Conditions of Obligations of Hambrecht & Quist
              Group with respect to the LP Merger. . . . . . . . . . .    18


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                        PAGE
                                                                        ----

ARTICLE V - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .    18

     5.1      Termination  . . . . . . . . . . . . . . . . . . . . . .    18

ARTICLE VI - GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . .    18

     6.1      Survival of Representations and Warranties . . . . . . .    18
     6.2      Amendment. . . . . . . . . . . . . . . . . . . . . . . .    19
     6.3      Extension; Waiver  . . . . . . . . . . . . . . . . . . .    19
     6.4      Notices  . . . . . . . . . . . . . . . . . . . . . . . .    19
     6.5      Interpretation . . . . . . . . . . . . . . . . . . . . .    20
     6.6      Counterparts . . . . . . . . . . . . . . . . . . . . . .    20
     6.7      Entire Agreement . . . . . . . . . . . . . . . . . . . .    20
     6.8      No Transfer  . . . . . . . . . . . . . . . . . . . . . .    20
     6.9      Severability . . . . . . . . . . . . . . . . . . . . . .    20
     6.10     Other Remedies . . . . . . . . . . . . . . . . . . . . .    20
     6.11     Further Assurances . . . . . . . . . . . . . . . . . . .    20
     6.12     Absence of Third-Party Beneficiary Rights  . . . . . . .    21
     6.13     Mutual Drafting  . . . . . . . . . . . . . . . . . . . .    21
     6.14     Governing Law  . . . . . . . . . . . . . . . . . . . . .    21

EXHIBITS

     Exhibit 1.1(a) Agreement of Merger between Merger Sub and Hambrecht & Quist California
     Exhibit 1.1(b)(1)   Agreement of Merger between LP and Hambrecht &
                         Quist Group
     Exhibit 1.1(b)(2) Certificate of Merger between LP and Hambrecht & Quist Group
     Exhibit 1.4(a) Amended and Restated Articles of Incorporation of Hambrecht & Quist Group
     Exhibit 1.4(b) Amended and Restated Certificate of Incorporation of Hambrecht & Quist Group, Inc.
     Exhibit 2.1(c)      Underwriters' Market Stand-off


                                      -ii-

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     This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), is made and entered into as of June 10, 1996 by and among Hambrecht & Quist Group, a California corporation ("Hambrecht & Quist California"), Hambrecht & Quist Group, Inc., a Delaware Corporation ("Hambrecht & Quist Group"), H & Q Reorganization Subsidiary, Inc., a California corporation and wholly owned subsidiary of Hambrecht & Quist Group ("Merger Sub"), and Hambrecht & Quist, L.P. ("LP"), a California limited partnership (each, a "Party" and collectively, the "Parties").

                                    RECITALS

     A. Hambrecht & Quist California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 10,000,000 shares, all of which are designated "Common Stock", no par value. As of May 31, 1996, 4,003,349 shares of Common Stock were issued and outstanding and 1,333,846 options to purchase Common Stock were issued and outstanding.

     B. Hambrecht & Quist Group is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "Common Stock", $.0l par value and 5,000,000 of which are designated "Preferred Stock", $.01 par value. As of the date of this Agreement, one (1) share of Common Stock was issued and outstanding and no shares of Preferred Stock were issued and outstanding.

     C. Merger Sub is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 10,000 shares, all of which are designated "Common Stock", $.001 par value. As of the date of this Agreement, 10,000 shares of Common Stock were issued and outstanding, all of which were held by Hambrecht & Quist Group.

     D. LP is a limited partnership duly organized and existing under the laws of the state of California. Hambrecht & Quist California is the sole general partner of LP (the "General Partner") and has a one percent (1%) general partnership interest in LP. As of May 31,1996, the outstanding limited partnership interests, representing in the aggregate a 99% interest in LP, consisted of 106,743.91 Class A Units, calculated on an as-converted basis, (the "LP Units"), which are held by the partners of LP (the "Limited Partners").

     E. LP intends to establish, pursuant to a Liquidating Trust Agreement with the trustees named therein (the "Liquidating Trust Agreement") a Liquidating Trust (the "Liquidating Trust") for the benefit of the partners of LP. LP intends to distribute, immediately prior to the LP Merger, as defined below, the Assets, as defined in the Liquidating Trust Agreement, which will be held in the Liquidating Trust for the benefit of the partners of LP in accordance with the Liquidating Trust Agreement.

     F. The boards of directors of Hambrecht & Quist Group, Hambrecht & Quist California, and Merger Sub, respectively, have determined that it is advisable and in the best interests of their respective entities and their respective shareholders to merge Merger Sub with and into Hambrecht & Quist California in a merger under Chapter 11 of the California General Corporation Law (the "CGCL") (the "California Merger"). Under the terms of the merger, among other things, all of the outstanding shares of Common Stock, no par value, of Hambrecht & Quist California ("California Common Stock") shall be converted into the right to receive a number of shares of Common Stock, $.01 par value, of Hambrecht & Quist Group ("Group Common Stock") in the ratio and upon the terms and conditions set forth in this Agreement.

     G. The respective boards of directors of Hambrecht & Quist California, Hambrecht & Quist Group, and Merger Sub have approved this Agreement and the California Merger contemplated hereby and directed that this Agreement be executed by the undersigned officers of such entities.

     H. The board of directors of Hambrecht & Quist California has directed that the principal terms of the California Merger be submitted to a vote of the shareholders of Hambrecht & Quist California. Pursuant to Section 1201 of the CGCL, the approval by affirmative vote of a majority of outstanding shares of California Common Stock is required to approve the California Merger.

     I. Pursuant to Section 1201(b) of the CGCL, no vote of Merger Sub shareholders is required to approve the California Merger.

     J. The board of directors of Hambrecht & Quist Group and Hambrecht & Quist California, as the general partner of LP, have determined that it is advisable and in the best interests of Hambrecht & Quist Group and its stockholders and LP and its partners to merge LP with and into Hambrecht & Quist Group in a merger pursuant to Article 7.5 of the California Revised Limited Partnership Act ("CRLPA") and Section 263 of the Delaware General Corporation Law (the "DGCL") (the "LP Merger"). Under the terms of the merger, among other things, all of the partnership interests in LP shall be converted into the right to receive a number of shares of Group Common Stock in the ratio and upon the terms and conditions set forth in this Agreement.

     K. Hambrecht & Quist California, the general partner of LP, has approved this Agreement and the LP Merger contemplated hereby and has directed that the principal terms of the LP Merger he submitted to a vote of the Limited Partners and that this Agreement be executed by the General Partner. Pursuant to Section 263 of the DGCL and Section 15678.2 of the CRLPA, the approval of a majority in interest of the holders of LP Units is required to approve the LP Merger.

     L. The board of directors of Hambrecht & Quist Group has approved this Agreement and the LP Merger contemplated hereby and has directed that the principal terms of the LP Merger be submitted to a vote of the stockholder of Hambrecht & Quist Group and that this Agreement be executed by the undersigned officers of Hambrecht & Quist Group. Pursuant to Sections 263(c) and

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251 of the DGCL, a vote of the sole stockholder of Hambrecht & Quist Group is required to approve the LP Merger.

     M. Hambrecht & Quist Group will, as part of the LP Merger, amend its certificate of incorporation to change its name from Hambrecht & Quist Group, Inc. to Hambrecht & Quist Group.

     N. Hambrecht & Quist California will, as part of the California Merger, amend its articles of incorporation to change its name from Hambrecht & Quist Group to Hambrecht & Quist California.

     0. The Parties intend, by executing this Agreement, to adopt, with respect to the California Merger, a plan of reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986 (the "Code"), as amended, and, with respect to the LP Merger, except with respect to cash payments in lieu of fractional shares, a tax-free transaction under Section 351 of the Code.

     P. The Parties desire to make certain agreements in connection with the California Merger and the LP Merger (collectively, the "Mergers") and also to prescribe various conditions to the Mergers.

     NOW, THEREFORE, in consideration of the premises, mutual agreements and covenants herein, the Parties hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


                                    ARTICLE I

                                   THE MERGERS

     1.1  MERGERS.

          (a) Subject to the terms and conditions of this Agreement and as contemplated by the Agreement of Merger between Merger Sub and Hambrecht & Quist California attached hereto as EXHIBIT 1.1(a)(the "Agreement of California Merger"), Merger Sub will be merged with and into Hambrecht & Quist California in accordance with the applicable provisions of the CGCL.

          (b) Subject to the terms and conditions of this Agreement and as contemplated by the Agreement of Merger between LP and Hambrecht & Quist Group to be filed pursuant to Section 263 of the DCGL attached hereto as EXHIBIT 1.1(b)(1) (the "Agreement of LP Merger") and the Certificate of Merger of Hambrecht & Quist Group and LP to be filed pursuant to Section 15678.4 of the CRLPA attached hereto as EXHIBIT 1.1(b)(2) (the "California Certificate of LP Merger"), LP will be merged with and into Hambrecht & Quist Group.

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          (c)  The California Merger and the LP Merger collectively shall herein be called the "Mergers".

     1.2  FILING AND EFFECTIVE

          (a) Subject to the provisions of this Agreement, the Agreement of California Merge, together with the required officers certificates, shall be executed and filed with the California Secretary of State in accordance with the CGCL following satisfaction or waiver of all of the conditions precedent set forth in ARTICLE IV.

     The date and time upon which the California Merger shall become effective is herein called the "Effective Time of the California Merger" or "California Effective Time." The date upon which the California Effective Time occurs shall be herein called the "California Effective Date."

          (b) Subject to the provisions of this Agreement, the Agreement of LP Merger shall be executed and filed with the Delaware Secretary State in accordance with the DGCL and the California Certificate of LP Merger with the California Secretary of State shall be executed and filed in accordance with the CRLPA following satisfaction or waiver of all of the Conditions Precedent set forth in ARTICLE IV.

     The date and time upon which the LP Merger shall become effective is herein called the "Effective Time of the LP Merger" or "LP Effective Time." The date upon which the LP Effective Time occurs shall be herein called the "LP Effective Date."

     1.3 CLOSING. The closing of the Mergers shall take place as soon as practicable after each of the filings described in SECTION 1.2 has been made, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, unless a different date or place is agreed to in writing by the Parties hereto.

     1.4  EFFECTS OF THE MERGER.

          (a)  At the Effective Time of the California Merger,

               (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Hambrecht & Quist California (Hambrecht & Quist California shall sometimes be referred to herein as the "Surviving Subsidiary");

               (ii) the Articles of Incorporation of Hambrecht & Quist California will be amended and restated in their entirety to read as they appear in Exhibit 1.4(a) until duly amended in accordance with the provisions thereof and applicable law;

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               (iii)  the By-Laws of Hambrecht & Quist California as in effect immediately prior to the Effective Time of the California Merger shall be the By-Laws of the Surviving Subsidiary until duly amended in accordance with the provisions thereof and applicable law;

               (iv) the officers and directors of Hambrecht & Quist California immediately prior to the Effective Time of the California Merger shall be the officers and directors, respectively, of the Surviving Subsidiary each to hold office in accordance with the Articles and By-laws of the Surviving Subsidiary;

               (v) the California Merger shall, from and after the Effective Time of the California Merger, have all the effects provided by applicable law.

          (b)  At the effective time of the LP Merger,

               (i) the separate existence of LP shall cease and LP shall be merged with and into Hambrecht & Quist Group (Hambrecht & Quist Group shall sometimes be referred to herein as the "Surviving Corporation");

               (ii) the Certificate of Incorporation of Hambrecht & Quist Group will be amended and restated in its entirety to read as it appears in
Exhibit 1.4(b) until duly amended in accordance with the provisions thereof and applicable law;

               (iii) the By-Laws of Hambrecht & Quist Group as in effect immediately prior to the Effective Time of the LP Merger shall be the By-Laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law;

               (iv) the officers and directors of Hambrecht & Quist Group immediately prior to the Effective Time of the LP Merger shall be the officers and directors, respectively, of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation;

               (v) the LP Merger shall, from and after the Effective Time of the LP Merger, have all the effects provided by applicable law.

     1.5 TAX-FREE TREATMENT. The California Merger is intended to be a tax-free reorganization within the meaning of 368 of the Code. Except with respect to cash payments in lieu of fractional shares, the LP Merger is intended to be tax-free under Section 351 of the Code.

                                    ARTICLE II

                  EFFECT OF THE MERGER ON CAPITAL STOCK OF THE
                          CONSTITUENT CORPORATIONS AND
                  ON PARTNERSHIP INTERESTS IN THE CONSTITUENT
                        LIMITED PARTNERSHIP; EXCHANGE OF
                       CERTIFICATES; SUPPLEMENTARY ACTION

     2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time of the California Merger, by virtue of the California Merger and without any action on the part of any holder of any securities of Hambrecht & Quist California:

          (a) CAPITAL STOCK OF MERGER SUB. All issued and outstanding shares of capital stock of Merger Sub shall continue to be issued and outstanding and shall be converted into 10,000 shares of California Common Stock. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of California Capital Stock.

          (b)  CANCELLATION OF CALIFORNIA COMMON STOCK.

               (i) All shares of California Common Stock that are owned directly or indirectly by Hambrecht & Quist California shall be canceled and no Group Common Stock or other consideration shall be delivered in exchange therefor.

               (ii) Each holder of a certificate representing any shares of California Common Stock after the Effective Time of the California Merger, except the shares of California Common Stock issued upon conversion of shares of Merger Sub, shall cease to have any rights with respect to such shares, except the right either to (A) receive the California Merger Consideration Per Share, (as defined in SECTION 2.1(c) below) multiplied by the number of shares represented by such certificate, upon surrender of such certificate, or (B) to exercise such holder's dissenters' rights as provided in SECTION 2.1(f) hereof and the CGCL.

          (c) CONVERSION OF CALIFORNIA COMMON STOCK OR CAPITAL STOCK RIGHTS OF HAMBRECHT & QUIST CALIFORNIA. Each share of California Common Stock, except canceled shares, Dissenting California Shares (as defined in SECTION 2.1(f) below) and shares of California Common Stock issued upon conversion of shares of Merger Sub but including shares issued upon the exercise of any Hambrecht & Quist California Option (as defined in Section 2.1(d) below) prior to the Effective Time of the California Merger, that is issued and outstanding immediately prior to the Effective Time of the California Merger shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive four (4) shares of Group Common Stock (the "California Merger Consideration Per Share"). All shares of Group Common Stock received pursuant to this SECTION 2.1(c) ("California Merger Group Common Stock") shall be subject to the terms and conditions on transfer of the "Underwriters' Market Stand-

Off" set forth in EXHIBIT 2.1(c) and each certificate representing any such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off. Any reference to California Merger Group Common Stock, including without limitation references contained in
SECTION 2.1(d) below, shall be deemed to refer to Group Common Stock restricted by the Underwriters' Market Stand-Off. The ratio pursuant to which each share of California Common Stock & Quist California, including assumed convertible and exercisable securities, will be exchanged for shares of Hambrecht & Quist Group, determined in accordance with the foregoing provisions, is hereinafter referred to as the "California Exchange Ratio."

          (d)  ASSUMPTION OF HAMBRECHT & QUIST CALIFORNIA OPTIONS.

               (i) At the Effective Time of the California Merger, each unexpired and unexercised option to purchase shares of California Common Stock (a "Hambrecht & Quist California Option") granted under the stock option plans and agreements of Hambrecht & Quist California outstanding immediately prior to the Effective Time of the California Merger shall be assumed by Hambrecht & Quist Group (an "Assumed Hambrecht & Quist California Option") together with the stock option plans under which those options are outstanding (the "Assumed Option Plans"). Each Hambrecht & Quist California Option so assumed by Hambrecht & Quist Group will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such Hambrecht & Quist California Option, including the Assumed Option Plans, immediately prior to the Effective Time of the California Merger, except that (A) such Assumed Hambrecht & Quist California Option will be exercisable for that number of whole shares of California Merger Group Common Stock (which shall be subject to the Underwriters' Market Stand-Off) equal to the product of the number of shares of California Common Stock that were purchasable under such Assumed Hambrecht & Quist California Option immediately prior to the Effective Time of the California Merger multiplied by the California Exchange Ratio, and (B) the per share exercise price for the shares of California Merger Group Common Stock issuable upon exercise of such Assumed Hambrecht & Quist California Option will be equal to the quotient obtained by dividing the exercise price per share of California Common Stock (on an as converted to Common Stock basis) at which such Assumed Hambrecht & Quist California Option was exercisable immediately prior to the Effective Time of the California Merger by the California Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the Hambrecht & Quist California Options and the documents governing such Hambrecht & Quist California Options, including the Assumed Option Plans, the California Merger will not terminate or accelerate any Assumed Hambrecht & Quist California Option or any right of exercise, vesting or repurchase relating thereto with respect to shares of California Merger Group Common Stock acquired upon exercise of the Assumed Hambrecht & Quist California Option. Holders of Assumed Hambrecht & Quist California Options will not be entitled to acquire California Common Stock following the Merger.

               (ii) As soon as practicable after the Effective Time of the California Merger, Hambrecht & Quist Group shall issue to each holder of an Assumed Hambrecht & Quist California Option a document evidencing the stock option assumption by Hambrecht & Quist Group.

The right to receive an Assumed Hambrecht & Quist California Option may not be assigned or transferred, except as provided under the Assumed Option Plan under which that option was granted. Any attempted assignment contrary to this
SECTION 2.1(d) shall be null and void.

               (iii) It is the intention of the Parties that the Hambrecht & Quist California Options assumed by Hambrecht & Quist Group qualify following the Effective Time of the California Merger as incentive stock options as defined in Section 422 of the Code to the extent the Hambrecht & Quist California Options qualified as incentive stock options prior to the Effective Time of the California Merger.

          (e) CALIFORNIA COMMON STOCK SUBJECT TO REPURCHASE. All shares of California Merger Group Common Stock that are received in the California Merger in exchange for shares of California Common Stock that, under applicable stock purchase, stock restriction or similar agreements with Hambrecht & Quist California, are unvested or subject to a repurchase option or other condition of forfeiture which by its terms does not terminate due to the California Merger ("Hambrecht & Quist California Restricted Stock") will also be unvested or subject to the same repurchase option or other condition, as the case may be, and all such repurchase options shall automatically inure to Hambrecht & Quist Group in the California Merger and shall thereafter be exercisable by Hambrecht & Quist Group upon the same terms and conditions in effect for Hambrecht & Quist California immediately prior to the Effective Time of the California Merger, except that the shares purchasable under any such repurchase option shall be shares of California Merger Group Common Stock and the price payable by Hambrecht & Quist Group shall be equal to the quotient determined by dividing the aggregate purchase price at which the California Common Stock was repurchasable under each applicable agreement by the California Exchange Ratio and rounding the resulting aggregate price payable by Hambrecht & Quist Group to the nearest whole cent. The certificates evidencing such shares will be marked with appropriate legends.

          (f) DISSENTERS' RIGHTS. If, as of the Effective Time of the California Merger, holders of California Common Stock have properly exercised and not lost dissenters' rights ("Dissenting California Shares") in connection with the California Merger under Chapter 13 of the CGCL, such Dissenting California Shares shall not be converted into California Merger Group Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting California Shares pursuant to the CGCL. Hambrecht & Quist California shall give Hambrecht & Quist Group prompt notice of any demand received by Hambrecht & Quist California to require Hambrecht & Quist California to purchase shares of California Common Stock, and Hambrecht & Quist Group shall have the right to participate in all negotiations and proceedings with respect to such demand. Each holder of Dissenting California Shares (a "Dissenting California Security Holder") who, pursuant to the provisions of the CGCL, becomes entitled to payment of the value of shares of California Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of be California Merger, to deliver shares of California Merger Group Common Stock to any holder of shares of California Common Stock who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting California Security Holder, Hambrecht & Quist Group shall issue and deliver, upon surrender by such Dissenting California Security Holder of his certificate or certificates representing shares of California Common Stock, the shares of California Merger Group Common Stock to which such Dissenting California Security Holder is then entitled under this SECTION 2.1.

          (g) ADJUSTMENT TO EXCHANGE RATIO. If, between the date of this Agreement and the Effective Time of the California Merger, the outstanding shares of California Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the California Exchange Ratio shall be correspondingly adjusted.

     2.2 EFFECT ON PARTNERSHIP INTERESTS. As of the Effective Time of the LP Merger, by virtue of the LP Merger and without any action on the part of any partner, limited or general, of LP:

          (a) CANCELLATION OF GENERAL PARTNERSHIP INTEREST: CONVERSION OF GENERAL PARTNERSHIP. The General Partner shall cease to have any rights with respect to its general partnership interest in LP except the right to receive the number of shares of Hambrecht & Quist Group Common Stock equal to the number of outstanding LP Units at the Effective Time of the LP Merger divided by 99 and multiplied by 24 (the "LP Merger General Partner Consideration Per Share"). All shares of Hambrecht & Quist Group Common Stock received pursuant to this SECTION 2.2(a) ("LP Merger General Partner Group Common Stock") shall be subject to the terms and conditions on transfer of the "Underwriters' Market Stand-Off" set forth in EXHIBIT 2.1(c) and each such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off. Any reference herein to LP Merger General Partner Group Common Stock shall be deemed to refer to Group Common Stock restricted by the Underwriters' Market Stand-Off.

          (b) CANCELLATION OF LP UNITS. Each holder of an LP Unit after the Effective Time of the LP Merger shall cease to have any rights with respect to such LP Unit, except the right either to receive the LP Merger Consideration Per Share, as defined in SECTION 2.2(c) below, plus any cash in lieu of fractional shares pursuant to SECTION 2.2(e) below, upon delivery of written notice of ownership and surrender of such Units, or to exercise such holder's dissenters' rights as provided in SECTION 2.2(d) hereof and the CRLPA.

          (c) CONVERSION OF LP UNITS. Each LP Unit outstanding prior to the Effective Time of the LP Merger except Dissenting LP Units (as defined in
SECTION 2.2(d) below) shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive 24 shares of Group Common Stock (the "LP Merger Consideration Per Share"). All shares of Group Common Stock received pursuant to this SECTION 2.2(c) ("LP Merger Group Common Stock") shall be subject to the terms and conditions on transfer of the "Underwriters' Market Stand-Off" set forth in
EXHIBIT 2.1(c) and each such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off. Any reference herein to LP Merger Group Common Stock shall be deemed to refer to Group Common Stock restricted by the Underwriters' Market Stand-Off. The ratio pursuant to which each LP Unit will be exchanged for shares of Hambrecht & Quist Group, determined in accordance with the foregoing provisions, is hereinafter referred to as the "LP Exchange Ratio."

         (d) DISSENTERS' RIGHTS. If, as of the Effective Time of the LP Merger, holders of LP Units have properly exercised and not lost dissenters' rights ("Dissenting LP Units") in connection with the LP Merger under Article 7.6 of the CRLPA, such Dissenting LP Units shall not be converted into LP Merger Group Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting LP Units pursuant to the CRLPA. LP shall give Hambrecht & Quist Group prompt notice of any demand received by LP to require LP to purchase LP Units, and Hambrecht & Quist Group shall have the right to participate in all negotiations and proceedings with respect to such demand. Each holder of Dissenting LP Units (a "Dissenting LP Unitholder") who, pursuant to the provisions of the CGCL, becomes entitled to payment of the value of LP Units shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of the LP Merger, to deliver shares of LP Merger Group Common Stock to any holder of LP Units who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting LP Unitholder, Hambrecht & Quist Group shall issue and deliver, upon delivery by such Dissenting LP Unitholder of a written notice of the ownership and surrender of such LP Units, the shares of LP Merger Group Common Stock to which such Dissenting LP Unitholder is then entitled under this SECTION 2.2.

          (e) FRACTIONAL SHARES. No fractional shares of LP Merger Group Common Stock or LP Merger General Partner Group Common Stock shall be issued, but in lieu thereof each holder of LP Units and the General Partner who would otherwise be entitled to receive a fraction of a share of LP Merger Group
Common Stock or LP Merger General Partner Group Common Stock shall receive from Hambrecht & Quist Group an amount of cash equal to the price at which shares of Group Common Stock are offered to the public pursuant to Hambrecht
& Quist Group's initial public offering multiplied by the fraction of a share of LP Merger Group Common Stock or LP Merger General Partner Group Common
Stock to which such holder would otherwise be entitled. The fractional interests of each holder of LP Units shall be aggregated, so that no holder of LP Limited Partnership Units shall receive cash in an amount greater than the value of one (1) full share of LP Merger Group Common Stock or LP Merger General Partner Group Common Stock.

          (f) ADJUSTMENT TO EXCHANGE RATIO. If, between the date of this Agreement and the Effective Time of the LP Merger, the outstanding LP Units shall have been changed into a different number of Units or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of Units or readjustment, the LP Exchange Ratio shall be correspondingly adjusted.

     2.3  EXCHANGE OF CERTIFICATES; EXCHANGE OF INTERESTS.

          (a) EXCHANGE AGENT. Prior to the Closing Date, Hambrecht & Quist Group shall appoint a third party to act as exchange agent (the "Exchange Agent") in the Mergers.

          (b) HAMBRECHT & QUIST GROUP TO PROVIDE COMMON STOCK AND CASH. Promptly after the earlier of (i) the Effective Date of the California Merger and (ii) the Effective Date of the LP Merger (but in no event later than thirty
(30) business days thereafter), Hambrecht & Quist Group shall make available for exchange in accordance with this ARTICLE II, through such reasonable procedures as Hambrecht & Quist Group may adopt, the California Merger Group Common Stock issuable pursuant to SECTION 2.1 in exchange for outstanding shares of California Common Stock, the LP Merger Group Common Stock issuable pursuant to
SECTION 2.2 in exchange for LP Units, and the LP Merger General Partner Group Common Stock issuable pursuant to SECTION 2.2 in exchange for the general partnership interest in LP, and cash in an amount sufficient to satisfy any obligations with respect to fractional shares pursuant to SECTION 2.2(e).

          (c)  EXCHANGE PROCEDURES FOR CALIFORNIA COMMON STOCK. Within thirty
(30) calendar days after the Effective Time of the California Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the California Merger represented outstanding shares of California Common Stock (the "California Certificates") whose interests are being converted into California Merger Group Common Stock pursuant to SECTION 2.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the California Certificates shall pass, only upon delivery of the California Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hambrecht & Quist Group may reasonably specify) and (ii) instructions for use in effecting the surrender of the California Certificates in exchange for California Merger Group Common Stock. Upon surrender of a California Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Hambrecht & Quist Group, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such California Certificate shall be entitled to receive in exchange therefor the number of shares of California Merger Group Common Stock to which the holder of such certificate is entitled pursuant to SECTION 2.1 hereof The California Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of California Common Stock that is not registered on the transfer records of Hambrecht & Quist California, the appropriate number of shares of California Merger Group Common Stock may be delivered to a transferee if the California Certificate representing such California Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.3, each California Certificate shall be deemed at all times after the Effective Time of the California Merger to represent the right to receive upon such surrender the number of shares of California Merger Group Common Stock as provided by this Article II and the provisions of the CGCL but shall, subject to
SECTION 2.1(f), have no other right; provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided; and provided further that nothing in this SECTION 2.3(c) shall require Hambrecht & Quist Group to issue California

Merger Group Common Stock to any holder of California Common Stock who shall fail to surrender a certificate representing such shares or the certification and indemnities relating to a lost certificate. Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to a holder of shares of California Common Stock for any California Merger Group Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Promptly following the date that is six (6) months after the California Effective Date, the Exchange Agent shall return to the Surviving Subsidiary all shares of California Merger Group Common Stock in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a California Certificate may surrender such Certificate to the Surviving Subsidiary and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of California Merger Group Common Stock to which such holder is entitled pursuant hereto.

          (d) EXCHANGE PROCEDURES FOR LP GENERAL PARTNER. Within thirty (30) calendar days after the Effective Time of the LP Merger, the Exchange Agent shall deliver to the General Partner, whose interest is being converted into LP Merger General Partner Group Common Stock pursuant to SECTION 2.2 hereof certificates representing the total number of LP Merger General Partner Group Common Stock to which the holder of such general partnership interest is entitled pursuant to SECTION 2.2 hereof. The general partnership interest shall forthwith be canceled. Until the shares are delivered as contemplated by this
SECTION 2.3(d), the general partnership interest in LP shall be deemed at all times after the Effective Time of the LP Merger to represent the right to receive the number of shares of LP Merger General Partner Group Common Stock as provided by this Article II and the provisions of the CGCL but shall have no other right.

          (e) EXCHANGE PROCEDURES FOR LP LIMITED PARTNERSHIP UNITS. Within thirty (30) calendar days after the Effective Time of the LP Merger, the Exchange Agent shall mail to each holder of record of LP Units immediately prior to the Effective Time of the LP Merger whose interests are being converted into LP Merger Group Common Stock pursuant to SECTION 2.2 hereof (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the LP Units in exchange for Hambrecht & Quist Group Common Stock. Upon delivery of a written notice of ownership and surrender of LP Units to the Exchange Agent or to such other agent or agents as may be appointed by Hambrecht & Quist Group, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of any such LP Units shall be entitled to receive in exchange therefor the number of shares of LP Merger Group Common Stock, and cash in lieu of any fractional LP Units, to which the holder of such LP Units is entitled pursuant to SECTION 2.2 hereof. The LP Unit so surrendered shall forthwith be canceled. In the event of a transfer of ownership of an LP Unit that is not registered on the transfer records of LP, the appropriate number of shares of LP Merger Group Common Stock may be delivered to a transferee if written notice of the ownership and surrender of the LP Unit is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid. Until surrendered as contemplated by this SECTION 2.3, each LP Unit shall be deemed at all times after the Effective Time of the LP Merger to represent the right to receive upon written notice of such surrender the number of shares of LP Merger Group Common Stock, and cash in lieu of any fractional LP Units, as provided by this Article II and the provisions of the CGCL but shall, subject to
SECTION 2.2(d), have no other right, provided that nothing in this SECTION 2.3(d) shall require Hambrecht & Quist Group to exchange LP Merger Group Common Stock to any holder of LP Units who shall fail to deliver a written notice of the surrender of such LP Units. Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to a holder of shares of LP Units for any LP Merger Group Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Promptly following the date that is six (6) months after the LP Effective Date, the Exchange Agent shall return to the Hambrecht & Quist Group all shares of LP Merger Group Common Stock in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of an LP Unit may deliver written notice of the surrender of such Unit to Hambrecht & Quist Group and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of LP Merger Group Common Stock to which such holder is entitled pursuant hereto.

          (f) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK HAMBRECHT & QUIST CALIFORNIA. All California Group Common Stock delivered upon the surrender for exchange of shares of California Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of California Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Subsidiary of the shares of California Common Stock which were outstanding immediately prior to the Effective Time of the California Merger. If, after the Effective Time of the California Merger, California Certificates are presented to the Surviving Subsidiary for any reason, they shall be canceled and exchanged as provided in this ARTICLE II.

          (g) NO FURTHER OWNERSHIP RIGHTS IN GENERAL PARTNERSHIP INTEREST IN LP. LP Merger General Partner Group Common Stock delivered in exchange for the general partnership interest of LP in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such general partnership interest in LP.

          (h) NO FURTHER OWNERSHIP RIGHTS IN LIMITED PARTNERSHIP UNITS OF LP. LP Merger Group Common Stock delivered upon the delivery of written notice of surrender of LP Units in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such LP Units. If, after the Effective Time of the LP Merger, written notice of surrender of outstanding LP Units is given to Hambrecht & Quist Group, such LP Units shall be canceled and exchanged as provided in this Article II.

     2.4  SUPPLEMENTARY ACTION.

          (a) If at any time after the Effective Time of the California Merger, any further assignment or assurances in law or any other things necessary or desirable to vest or perfect or confirm of record in the Surviving Subsidiary the title to any property or rights of either Hambrecht & Quist California or Merger Sub, or otherwise to carry out the provisions of this Agreement, the officers and directors of Surviving Subsidiary are hereby authorized and empowered, in the name of and on behalf of Hambrecht & Quist California and Merger Sub, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Subsidiary, and otherwise to carry out the purposes and provisions of this Agreement.

          (b) If at any time after the Effective Time of the LP Merger, any further assignment or assurances in law or any other things necessary or desirable to vest or perfect or confirm of record in Hambrecht & Quist Group the title to any property or rights of LP, or otherwise to carry out the provisions of this Agreement, the officers and directors of Hambrecht & Quist Group are hereby authorized and empowered, in the name of and on behalf of LP, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in Hambrecht & Quist Group, and otherwise to carry out the purposes and provisions of this Agreement.

                                   ARTICLE III

                              ADDITIONAL AGREEMENTS


     3.1 FAIRNESS HEARING AND PERMIT. The Parties shall prepare an Application for Qualification of Securities by Permit under Section 25121 of the California Corporate Securities Law of 1968, as amended (the "CCSL"), a related Notice of Hearing and a written consent solicitation or other disclosure material (the "Disclosure Document") to be supplied to the securityholders of Hambrecht & Quist California and the LP Unitholders in connection with the transactions contemplated hereby (collectively, the "Hearing Documents"). The Parties will file the Hearing Documents as promptly as practicable with the California Department of Corporations and request a hearing on the fairness of the Mergers pursuant to Section 25142 of the CCSL. The Parties will thereafter endeavor in good faith to obtain a finding of fairness and the issuance of a Permit (as defined in the Section 25121 of the CCSL) to such effect by the California Department of Corporations as result of such hearing, but they shall in no event be required to alter the terms of the Mergers in order to obtain such finding and issuance.

     3.2 HAMBRECHT & QUIST CALIFORNIA SHAREHOLDERS' CONSENT. Hambrecht & Quist California shall solicit the consent of its shareholders as promptly as practicable after the date of issuance of a permit as described in SECTION 3.1 for the purpose of obtaining shareholder approval required in connection with the transactions contemplated hereby, and shall use its best effort to obtain such approval.

     3.3 LP LIMITED PARTNERS' CONSENT. LP shall solicit the consent of its limited partners as promptly as practicable after the date of issuance of a permit as described in SECTION 3.1 for the purpose of obtaining limited partner approval required in connection with the transactions contemplated hereby, and shall use its best effort to obtain such approval.

     3.4 HAMBRECHT & QUIST GROUP STOCKHOLDER'S CONSENT. Hambrecht & Quist Group shall solicit the consent of its sole stockholder as promptly as practicable after the date of issuance of a permit as described in SECTION 3.1 for the purpose of obtaining stockholder approval required in connection with the transactions contemplated hereby, and shall use its best effort to obtain such approval.

     3.5 TERMINATION OF SHAREHOLDER AGREEMENT. The board of directors of Hambrecht & Quist California has agreed and hereby consents to permanently waive as of the Effective Time of the California Merger all rights pursuant to Section 11 of the Shareholder Agreement (the "Shareholder Agreement") dated January 1, 1983, as amended, entered into among Hambrecht & Quist California and certain holder of Hambrecht & Quist California common stock, and to release all Shares, Shareholders and their Transferees (as defined in the Shareholder Agreement ) pursuant to Section 11 of the Shareholder Agreement and hereby votes to terminate the Shareholder Agreement pursuant to Section 15 of the Shareholder. In connection with the solicitation of the shareholders of Hambrecht & Quist California of approval of the principal terms of the California Merger, Hambrecht & Quist California shall solicit votes to terminate the Shareholder Agreement pursuant to Section 15 thereof.

     3.6 CONSENTS. Each of the Parties shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Mergers. Hambrecht & Quist California shall use its best efforts to obtain all necessary consents, waivers and approvals under any of Hambrecht & Quist California's agreements, contracts, licenses or leases in connection with the California Merger, except such consents and approvals as Hambrecht & Quist Group and Hambrecht & Quist California agree Hambrecht & Quist California shall not seek to obtain. LP shall use its best efforts to obtain all necessary consents, waivers and approvals under any of LP's agreements, contracts, licenses or leases in connection with the LP Merger, except such consents and approvals as Hambrecht & Quist Group and LP agree LP shall not seek to obtain.

     3.7 BEST EFFORTS. Each of the Parties shall use best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

     3.8 QUALIFICATIONS: FRANCHISE TAX. Hambrecht & Quist Group shall qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the CGCL and shall file any and all documents with the California Franchise Tax Board necessary for the assumption by Hambrecht & Quist Group of all of the tax liabilities of LP

     3.9  LEGAL CONDITIONS TO THE MERGERS.

     Each of the Parties shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Mergers and will promptly cooperate with and furnish information to the other Parties in connection with any such requirements imposed upon any of the Parties or any other subsidiary of any of the Parties in connection with the Mergers. Each of the Parties will take, and cause its subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other Parties in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity (as defined in SECTION 4.1(a) below) required to be obtained or made by such Party or any of its subsidiaries in connection with the Mergers or the taking of any action contemplated thereby or by this Agreement, and to defend such lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby as the Parties deem advisable in good faith, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby as the Parties deem advisable in good faith, and to effect all necessary registrations and filings and submissions of information as the Parties deem advisable in good faith, required by any Governmental Entity, and to fulfill all conditions to this Agreement.

                                    ARTICLE IV

                               CONDITIONS PRECEDENT

     4.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each Party to effect the Mergers shall be subject to the satisfaction prior to the Closing of the following conditions:

          (a) APPROVALS: HART-SCOTT-RODINO; FIRPTA. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign (a "Governmental Entity") necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained. Such filings and consents include, but are not limited to, requirements under federal and state securities laws, a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any submissions required thereunder and any filings required by the the Internal Revenue Service under Treasury Reg. Section 1.897-2(h) ("FIRPTA"), relating to stock that is a "U.S. Real Property Interest."

          (b) ISSUANCE OF PERMIT. The California Department of Corporations shall have issued a Permit under Section 25121 of the CCSL, covering the offer and issuance of the Hambrecht & Quist Group Common Stock and the assumption of exercisable securities following a hearing as to the fairness of the Mergers conducted pursuant to Section 25142 of the CCSL.

          (c) HAMBRECHT & QUIST CALIFORNIA SHAREHOLDER APPROVAL. The principal terms of the California Merger shall, pursuant to Section 1201 of the CGCL, have been approved and adopted by the affirmative vote of a majority of outstanding shares of California Common Stock outstanding.

          (d) LIMITED PARTNERSHIP APPROVAL. The principal terms of the LP Merger shall, pursuant to Section 15678.2 of the CRLPA, have been approved and adopted by holders of a majority of LP Units.

          (e) HAMBRECHT & QUIST GROUP STOCKHOLDER APPROVAL. The principal terms of the LP Merger shall pursuant to Section 251 of the DGCL shall have been approved and adopted by an affirmative vote of the sole stockholder of Hambrecht & Quist Group.

          (f) TAX-FREE TREATMENT. Each of Hambrecht & Quist California, Hambrecht & Quist Group and LP shall have received a written opinion from Greene Radovksy Maloney & Share in form and substance reasonably satisfactory to the board of directors of Hambrecht & Quist Group to the effect that the California Merger will constitute a tax-free reorganization within the meaning of Section 368 of the Code and, except with respect to cash paid in lieu of fractional shares, the LP Merger will be tax-free under Section 351 of the Code. In preparing the Hambrecht & Quist California, Hambrecht & Quist Group and LP tax opinions, counsel may make reasonable assumptions related thereto and may rely on (and to the extent reasonably required, the Parties, holders of California Common Stock and LP limited partners shall make) reasonable representations related thereto.

          (g) EFFECTIVE REGISTRATION STATEMENT FOR INITIAL PUBLIC OFFERING CONTEMPLATED. Both the board of directors of Hambrecht & Quist California and Hambrecht & Quist Group respectively shall have determined that, in their reasonable business judgment, a registration statement with respect to an initial public offering of the Common Stock of Hambrecht & Quist Group is reasonably certain to become effective with one week of such determination.

     4.2 CONDITIONS OF OBLIGATIONS OF HAMBRECHT & QUIST GROUP AND MERGER SUB IN CONNECTION WITH THE CALIFORNIA MERGER. The obligations of Hambrecht & Quist Group and Merger Sub to effect the California Merger are subject to the following condition, unless waived by Hambrecht & Quist Group and Merger Sub:

          (a) PERFORMANCE OF OBLIGATIONS OF HAMBRECHT & QUIST CALIFORNIA. Hambrecht & Quist California shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Agreement of California Merger prior to the Closing Date.

     4.3 CONDITIONS OF OBLIGATIONS OF HAMBRECHT & QUIST CALIFORNIA IN CONNECTION WITH THE CALIFORNIA MERGER. The obligation of Hambrecht & Quist California to effect the California Merger is subject to the following condition, unless waived by Hambrecht & Quist California:

          (a) PERFORMANCE OF OBLIGATIONS OF HAMBRECHT & QUIST GROUP. Hambrecht & Quist Group shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Agreement of California Merger prior to the Closing Date.

     4.4 CONDITIONS OF OBLIGATIONS OF LP. The obligation of LP to effect the LP Merger is subject to the following condition, unless waived by LP:

          (a) PERFORMANCE OF OBLIGATIONS OF HAMBRECHT & QUIST GROUP. Hambrecht & Quist group shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement, the Agreement of LP Merger and the California Certificate of Merger prior to the Closing Date.

     4.5 CONDITIONS OF OBLIGATIONS OF HAMBRECHT & QUIST GROUP WITH RESPECT TO THE LP MERGER. The obligation of Hambrecht & Quist Group to effect the LP Merger is subject to the following condition, unless waived by Hambrecht & Quist Group:

          (a) PERFORMANCE OF OBLIGATIONS OF LP. LP shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement, the Agreement of LP Merger and the California Certificate of Merger prior to the Closing Date.

                                    ARTICLE V

                                   TERMINATION

     5.1  TERMINATION.

          (a) This Agreement may be terminated at any time prior to the earlier of (i) the California Effective Time and (ii) the LP Effective Time, whether before or after approval of the Mergers by the security holders of Hambrecht & Quist California and the limited partners of LP, by mutual agreement among Hambrecht & Quist California as General Partner of LP and the Boards of Directors of Hambrecht & Quist California and Hambrecht & Quist Group;

          (b) Where action is taken to terminate this Agreement pursuant to this SECTION 5.1, it shall be sufficient authorization for such action to be authorized by the board of directors of the party taking such action, or in the case of LP, Hambrecht & Quist California as general partner of LP

                                    ARTICLE VI

                                GENERAL PROVISIONS

     6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in this Agreement or delivered pursuant to this Agreement shall terminate at such time as the later of (i) the California Effective Time and
(ii) the LP Effective Time. Except for fraud, no securityholder of Hambrecht & Quist California or any officer, director, or employee of Hambrecht & Quist California or of Hambrecht & Quist Group or any limited partner of LP, shall have any liability hereunder Hambrecht & Quist Group shall have no liability hereunder except for its actual fraud, and only to the extent that the facts and circumstances underlying such actual fraud were known to an executive officer or member of the Hambrecht & Quist Group board of directors.

     6.2 AMENDMENT. This Agreement may be amended by the Parties hereto at any time before or after approval of the California Merger by the shareholders of Hambrecht & Quist California or the LP Merger by the limited partners of LP; provided, however, that following approval of the Merger by the shareholders of Hambrecht & Quist California, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval and that following approval of the LP Merger by the limited partners of LP, no amendment shall be made which by law requires the further approval of such limited partners without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

     6.3 EXTENSION; WAIVER. At any time prior to the earlier of (i) the California Effective Time and (ii) the LP Effective Time, each of Hambrecht & Quist Group, Hambrecht & Quist California and LP, to the extent legally allowed,
(a) may extend the time for the performance of any of the obligations or other acts of the other, (b) may waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) may waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     6.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) on the same day if delivered personally,
(b) three (3) business days after being mailed by registered or certified mail (return receipt requested), or (c) on the same day if sent by telecopy, confirmation received, to the Parties at the following addresses and telecopy numbers (or at such other address or number for a Party as shall be specified by like notice):

     (w)  Hambrecht & Quist
          One Bush Street
          San Francisco, CA 94104
          Attn: Daniel H. Case III
          Telephone No: (415) 576-3300
          Facsimile No: (415) 576-3320

     With copy to:

     (v)  Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, CA 94304
          Attn: Francis S. Currie
          Telephone No: (415) 493-9300 x5150
          Facsimile No: (415) 493-6811

     6.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such references shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."


     6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.

     6.7 ENTIRE AGREEMENT. This Agreement and the documents and instruments and other agreements among the Parties delivered pursuant hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

     6.8 NO TRANSFER. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each Party] hereto. This Agreement is binding upon and will inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

     6.9 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     6.10 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such Party; and the exercise of any one remedy will not preclude the exercise of any other.

     6.11 FURTHER ASSURANCES. Each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other Party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     6.12 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, employee, partner or any Party hereto or any other person or entity, and all provisions hereof will be personal solely between the Parties to this Agreement.

     6.13 MUTUAL DRAFTING. This Agreement is the joint product of Hambrecht & Quist Group, Hambrecht & Quist California, LP, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Hambrecht & Quist Group, Hambrecht & Quist California and LP, and shall not be construed for or against any Party hereto.

     6.14 GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to its choice of law principles), except to the extent that the substantive provision of the DGCL applies to the Mergers.

     IN WITNESS WHEREOF, Hambrecht & Quist Group, Hambrecht & Quist California, Merger Sub, and LP have caused this Agreement to be signed, all as of the date first written above.

HAMBRECHT & QUIST GROUP,
a California Corporation


By: /s/ Daniel H. Case III
   __________________________
Daniel H. Case III, President


HAMBRECHT & QUIST GROUP, INC.
a Delaware corporation


By:/s/ Daniel H. Case III
   __________________________
Daniel H. Case III, President


 H & Q REORGANIZATION SUBSIDIARY
 a California corporation


By:/s/ Daniel H. Case III
as attorney-in-fact for Steven N. Machtinger
   __________________________
Steven N. Machtinger, President


HAMBRECHT & QUIST, L.P.
a California Limited Partnership
By: Hambrecht & Quist Group,
a California corporation, as General Partner


By:/s/ Daniel H. Case III
   __________________________
Daniel H. Case III, President

                               Exhibit 1.1(a)

                             AGREEMENT OF MERGER

                                  Merging

           H & Q REORGANIZATION SUBSIDIARY, INC, A CALIFORNIA CORPORATION

                                 with and into

                HAMBRECHT & QUIST GROUP., A CALIFORNIA CORPORATION



    This AGREEMENT MERGER (the "Agreement"), is made and entered into as of June 10, 1996 by and between Hambrecht & Quist Group, a California corporation ("Hambrecht & Quist California" or the "Company") and H & Q Reorganization Subsidiary, Inc. a California corporation ("Merger Sub") (Hambrecht & Quist California and Merger Sub, together, the "Constituent Corporations") and the wholly owned subsidiary of Hambrecht & Quist Group, Inc., a Delaware corporation ("Parent") (each, a "Party" and collectively, the "Parties").


                                        RECITALS

    A. Parent, Hambrecht & Quist California, Hambrecht & Quist, L.P., a California limited partnership, and Merger Sub have entered into that certain Agreement and Plan of Reorganization dated June 10, 1996 (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of Merger Sub with and into Hambrecht & Quist California upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

    B. The respective Boards of Directors of each of the Constituent corporations deem it advisable and in the best interests of each of such corporations and their respective stockholders that Merger Sub be merged with and into Hambrecht & Quist California.


                                       AGREEMENT

    NOW, THEREFORE, in consideration of the covenants, promises and mutual agreements contained in this Merger Agreement, the Constituent Corporations hereby agree that Merger Sub shall be merged with and into Hambrecht & Quist California in accordance with the Reorganization Agreement and the provisions of the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                       ARTICLE I

                                      THE MERGER

    1.1 FILING. This Merger Agreement, together with the officers' certificates of each of the Constituent Corporations required by the General Corporation Law of the State of California (the "California Law", shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

    1.2 EFFECTIVENESS. The Merger shall become effective upon the filing of this Merger Agreement with the Secretary of State of the State of California (the "Effective Time").

    1.3 MERGER. At the Effective Time, Merger Sub shall be merged into Hambrecht & Quist California and the separate corporate existence of Merger Sub shall thereupon cease. Hambrecht & Quist California will be the Surviving Corporation in the merger and the separate corporate existence of Hambrecht & Quist California shall continue unaffected and unimpaired by the Merger.

    1.4 FURTHER ACTION. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the constituent corporations, the officers and directors of the Surviving Corporation are fully authorized (in the name of either or both of the constituent Corporations or otherwise) to take all such action.

                                       ARTICLE 2

                             CORPORATE GOVERNANCE MATTERS

    The Articles of Incorporation of the Surviving Corporation shall be amended and restated in full as of the Effective Time as set forth in Exhibit A attached hereto.

                                       ARTICLE 3

              MANNER OF CONVERTING SHARES OF THE CONSTITUENT CORPORATIONS

    3.1 EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder of any securities of the Company:

         (A) CAPITAL STOCK OF MERGER SUB. All issued and outstanding shares of capital stock of Merger Sub shall continue to be issued and outstanding and shall be converted into 10,000 shares of the common stock of the Surviving Corporation (the "California Common Stock"). Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of California Capital Stock.

         (b)  CANCELLATION OF CALIFORNIA COMMON STOCK.

              (i) All shares of California Common Stock that are owned directly or indirectly by the Company shall be canceled and no common stock of Parent or other consideration shall be delivered in exchange therefor.

              (ii) Each holder of a certificate representing any shares of California Common Stock after the Effective Time of the Merger, except shares of California Common Stock issued upon conversion of shares of Merger Sub, shall cease to have any rights with respect to such shares, except the right either to (A) receive the California Merger Consideration Per Share, (as defined in Section 3.1(c) below) multiplied by the number of shares represented by such certificate, upon surrender of such certificate, or (B) to exercise such holder's dissenters' rights as provided in Section 3. 1 (f) hereof and the California Law.

         (c) CONVERSION OF CALIFORNIA COMMON STOCK OR CAPITAL STOCK RIGHTS OF HAMBRECHT & QUIST CALIFORNIA. Each share of California Common stock, except canceled shares, Dissenting California Shares (as defined in Section
3.1(f) below) and shares of California Common Stock issued upon conversion of shares of Merger Sub, but including shares issued upon the exercise of any Hambrecht & Quist California Option (as defined in Section 3.1(d) below) prior to the Effective Time of the Merger, that is issued and outstanding immediately prior to the Effective Time of the Merger shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive four
(4) shares of Common Stock of Parent ("Group Common Stock") (the "Merger Consideration Per Share"). All shares of Group Common Stock received pursuant to this Section 3.1(c) ("California Merger Group Common Stock") shall be subject to restrictions on transfer of the "Underwriters' Market Stand-Off" set forth in Exhibit B hereto and each certificate representing any such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off Any reference to California Merger Group Common Stock, including without limitation references contained in Section 3.1(d) below, shall be deemed to refer to Group Common Stock so restricted. The ratio pursuant to which each share of California Common Stock including assumed convertible and exercisable securities, will be exchanged for shares of Common Stock of Parent, determined in accordance with the foregoing provisions, is hereinafter referred to as the "Exchange Ratio."

         (d)  ASSUMPTION OF HAMBRECHT & QUIST CALIFORNIA OPTIONS.

              (i) At the Effective Time of the Merger, each unexpired and unexercised option to purchase shares of California Common Stock (a "Hambrecht & Quist California Option") granted under the stock option plans and agreements of Hambrecht & Quist California outstanding immediately prior to the Effective Time of the Merger shall be assumed by Parent (an "Assumed Hambrecht & Quist California Option") together with the stock option plans under which those options are outstanding (the "Assumed Option Plans"). Each Hambrecht & Quist California Option so assumed by Parent will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such Hambrecht & Quist California Option, including the Assumed Option Plans, immediately prior to the Effective Time of the Merger, except that (A) such Assumed Hambrecht & Quist California Option will be exercisable for that number of whole shares of California Merger Group Common Stock (which shall be subject to the restrictions on transfer) equal to the product of the number of shares of California Common Stock that were purchasable under such Assumed Hambrecht & Quist California Option immediately prior to the
Effective Time of the California Merger multiplied by the Exchange Ratio, and (B) the per share exercise price for the shares of California Merger
Group Common Stock issuable upon exercise of such Assumed Hambrecht & Quist California Option will be equal to the quotient obtained by dividing the exercise price per share of California Common Stock (on an as converted to Common Stock basis) at which such Assumed Hambrecht & Quist California
Option was exercisable immediately prior to the Effective Time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent.
Consistent with the terms of the Hambrecht & Quist California Options and the documents governing such Hambrecht & Quist California Options, including the Assumed Option Plans, the Merger will not terminate or accelerate any Assumed Hambrecht & Quist California Option or any right of exercise, vesting or repurchase relating thereto with respect to shares of California Merger Group Common Stock acquired upon exercise of the Assumed Hambrecht & Quist California Option. Holders of Assumed Hambrecht & Quist California Options will not be entitled to acquire California Common Stock following the Merger.

              (ii) As soon as practicable after the Effective Time of the Merger, Hambrecht & Quist Group shall issue to each holder of an Assumed Hambrecht & Quist California Option a document evidencing the stock option assumption by parent. The right to receive an Assumed Hambrecht & Quist California Option may not be assigned or transferred, except as provided under the Assumed Option Plan under which that option was granted. Any attempted assignment contrary to this Section 3.1(d) shall be null and void.

              (iii) It is the intention of the Parties that the Hambrecht & Quist California Options assumed by Hambrecht & Quist Group qualify following the Effective Time of the Merger as incentive stock options as defined in Section 422 of me Internal Revenue Code of 1986, as amended (the "Code") to the extent the Hambrecht & Quist California Options qualified as incentive stock options prior to the Effective Time of the Merger.

         (e) CALIFORNIA COMMON STOCK SUBJECT TO REPURCHASE. ALL SHARES OF California Merger Group Common Stock that are received in the Merger in exchange for shares of California Common Stock that, under applicable stock purchase, stock restriction or similar agreements with Hambrecht & Quist California, are unvested or subject to a repurchase option or other condition of forfeiture which by its terms does not terminate due to the Merger ("Hambrecht & Quist California Restricted Stock") will also be unvested or subject to the same repurchase option or other condition, as the case may be, and all such repurchase options shall automatically inure to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect for Hambrecht & Quist California immediately prior to the Effective Time of the Merger, except that the shares purchasable under any such repurchase option shall be shares of Merger Group Common Stock and the price payable by Parent shall be equal to the quotient determined by dividing the aggregate purchase price at which the California Common Stock was repurchasable under each applicable agreement by the Exchange Ratio and rounding the resulting aggregate price payable by Hambrecht & Quist Group to the nearest whole cent. The certificates evidencing such shares will be marked with appropriate legends.

         (f) DISSENTERS' RIGHTS. If, as of the Effective Time of the Merger, holders of California Common Stock have properly exercised and not lost dissenters' rights ("Dissenting California Shares") in connection with the Merger under Chapter 13 of the California Law, such Dissenting California Shares shall not be converted into California Merger Group Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting California Shares pursuant to the California Law. Hambrecht & Quist California shall give Parent prompt notice of any demand received by Hambrecht & Quist California to require Hambrecht & Quist California to purchase shares of California Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demand. Each holder of Dissenting California Shares (a "Dissenting California Security Holder") who, pursuant to the provisions of the California Law, becomes entitled to payment of the value of shares of California Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of the Merger, to deliver shares of Merger Group Common Stock to any holder of shares of California Common Stock who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting California Security Holder, Parent shall issue and deliver, upon surrender by such Dissenting
California Security Holder of his certificate or certificates representing shares of California Common Stock, the shares of California Merger Group Common Stock to which such Dissenting California Security Holder is then entitled under this Section 3.1.

    3.2  SURRENDER OF CERTIFICATES; PAYMENT OF MERGER CONSIDERATION.

         (a) EXCHANGE AGENT. Prior to the Closing Date, Parent shall appoint a third party to act as exchange agent (the "Exchange Agent") in the Mergers.

         (b) HAMBRECHT & QUIST GROUP TO PROVIDE COMMON STOCK AND CASH. Promptly after the earlier of (i) the Effective Date of this Merger and
(ii) the effective Date of the LP Merger (as defined in the Reorganization Agreement) (but in no event later than thirty (30) business days thereafter), Parent shall make available for exchange in accordance with this Article 2, through such reasonable procedures as Parent may adopt, the California Merger Group Common Stock issuable pursuant to Section 3.1 in exchange for outstanding shares of California Common Stock.

         (c)  EXCHANGE PROCEDURES FOR CALIFORNIA COMMON STOCK. Within thirty
(30) calendar days after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time of the Merger represented outstanding shares of California Common Stock (the "California Certificates") whose interests are being converted into California Merger Group Common Stock pursuant to Section 3.1 hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the California Certificates shall pass, only upon delivery of the California Certificates to the Exchange Agent and shall be in such form and have such other provisions as Hambrecht & Quist Group may reasonably specify) and (ii) instructions for use in effecting the surrender of the California Certificates in exchange for California Merger Group Common Stock. Upon surrender of a California Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such California Certificate shall be entitled to receive in exchange therefor the number of shares of California Merger Group Common Stock to which the holder of such certificate is entitled pursuant to Section 3.1 hereof. The California Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of California Common Stock that is not registered on the transfer records of Hambrecht & Quist California, the appropriate number of shares of California Merger Group Common Stock may be delivered to a transferee if the California Certificate representing such California Common Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each California Certificate shall be deemed at all times after the Effective Time of the Merger to represent the right to receive upon such surrender the number of shares of California Merger Group Common Stock as provided by this Article 3 and the provisions of the California
Law but shall, subject to Section 3.1(f), have no other right; provided, however, that customary and appropriate certifications and indemnities allowing exchange against lost or destroyed certificates shall be provided; and provided further that nothing in this Section 3.2(c) shall require Parent to issue California Merger Group Common Stock to any holder of California Common Stock who shall fail to surrender a certificate representing such shares or the certification and indemnities relating to a lost certificate. Notwithstanding the foregoing, neither the Exchange
Agent nor any Party hereto shall be liable to a holder of shares of California Common Stock for any California Merger Group Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Promptly following the date that is six (6) months after the California Effective Date, the Exchange Agent shall return to the Surviving Corporation all shares of California Merger Group Common Stock in its possession relating to the transactions described in his Agreement, and the Exchange Agent's duties shall terminate. Thereafter each holder of a California Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of California Merger Group Common Stock to which such holder is entitled pursuant hereto.

         (d) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF HAMBRECHT & QUIST CALIFORNIA. All California Merger Group Common Stock delivered upon the surrender for exchange of shares of California Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of California Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of California
Common Stock which were outstanding immediately prior to the Effective Time of the California Merger. If, after the Effective Time of the Merger, California Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 3.

                                       ARTICLE 4

                               TERMINATION AND AMENDMENT

    4.1 TERMINATION. Notwithstanding the approval of this Merger Agreement by the sole stockholder of Merger Sub and the shareholders of Hambrecht &
Quist California, this Merger

Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

    4.2 AMENDMENT. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of either Merger Sub or Hambrecht & Quist California, but, after any such approval, no amendment shall be made without the further approval of such shareholders if such amendment would (i) have a material adverse effect on the shareholders of either Merger Sub or Hambrecht & Quist California, (ii) change any of the principal terms of the Merger Agreement, or (iii) change any time of the Articles of Incorporation of the Surviving Corporation.
This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

 Hambrecht & Quist Group,              H & Q Reorganization Subsidiary, Inc.,
 a California corporation              a California corporation

 By: _____________________             By: ________________________
    Daniel H. Case III,                    Steven N. Machtinger,
    President and Chief Executive          President, Chief Executive
    Officer                                Officer and Secretary


By: ______________________
    Steven N. Machtinger,
    Secretary

                                       EXHIBIT A


                    AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                          OF

                                Hambrecht & Quist Group



    ONE. The name of this corporation is Hambrecht & Quist California.

    TWO. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

    THREE.    This corporation is authorized to issue only one class of
stock, designated "Common Stock" and the total number of shares which this corporation is authorized to issue is ten thousand (10,000).

    FOUR.          (a) The liability of the directors of the corporation
for monetary damages shall be eliminated to the fullest extent permissible under California law.

              (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholders. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317, as amended.

         (c) Any repeal or modification of the foregoing provisions of this Article Four by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

                                       EXHIBIT B

                            UNDERWRITERS' MARKET STAND-OFF



    In addition to other applicable restrictions, all shares of Common Stock (i) issued by Hambrecht & Quist Group in connection with the Mergers or (ii) issuable upon the exercise of options or other rights to acquire such shares assumed by Hambrecht & Quist Group in connection with the Mergers (together, the "Merger Shares") shall be issued subject to the resale restrictions set forth in this Exhibit. All capitalized terms and entity names used in this Exhibit and not otherwise defined shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated June 10, 1996 to which this Exhibit is attached.

1. EIGHTEEN MONTH LOCKUP. For a period of eighteen (18) months after the date (the "Trade Date") of the initial public offering (the "Offering") of Hambrecht & Quist Group Common Stock ("Common Stock"), no person holding Merger Shares or having the right to obtain Merger Shares as described in clause (ii) of the preceding paragraph (each such person, a "Holder") shall, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any Merger Shares or any securities convertible into or exchangeable or exercisable for Merger Shares, without the prior written consent of each of (i) Hambrecht & Quist Group, (ii) Hambrecht & Quist LLC and (iii) Morgan Stanley & Co. Incorporated.

2. EXCEPTION FOR SHARES ACQUIRED AFTER OFFERING. The foregoing restrictions shall not apply to securities of Hambrecht & Quist Group acquired after the Trade Date except to the extent that such securities are acquired pursuant to the exercise, conversion, or exchange of securities of Hambrecht & Quist Group held immediately prior to the Trade Date.

3.  SCHEDULED PARTIAL RELEASES. Notwithstanding the restrictions set forth in
Section 1, a portion of the Merger Shares held by each Holder shall be released from such restrictions as follows:

    (a) FIRST RELEASE. On the date six months following the Trade Date, a number of Merger Shares equal to the greater of (i) 10,000 or (ii) five percent (5%) of the outstanding Common Stock owned directly by such Holder immediately prior to the record date relating to the votes of securityholders with respect to the Mergers, (the "Owned Shares") shall be permanently released from the restrictions of Section 1.

    (b) SECOND RELEASE. On the date twelve months following the Trade Date, an additional number of Merger Shares equal to the greater of (i) 10,000 or
(ii) five percent (5%) of the Owned Shares shall be permanently released from the restrictions of Section 1.

    (c) AGGREGATION WITH TRANSFEREES. In the event that a Holder transfers Merger Shares to a permitted transferee pursuant to Section 4, below, the number of Merger Shares to be released from the restrictions of Section 1 under this Section 3 shall be calculated without regard to such transfers and the particular Merger Shares held or transferred by the transferring Holder (the "Transfer Merger Shares") to be released shall be allocated among the Holder and all such transferees (and transferees of such transferees, if any) of such Holder pro rata in proportion to the number of Transfer Merger Shares held by each of them.

4. CERTAIN PERMITTED TRANSFERS. Notwithstanding the foregoing, (i) if the Holder is an individual, he or she may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the Holder and/or a member or members of his or her immediate family, (ii) if the Holder is a partnership, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to its constituent partners, retired partners or the estates of constituent partners or retired partners (including partners which are corporations and which may transfer such securities to their respective shareholders) or (iii) if the Holder is a limited liability company, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to its members (including members which are corporations and which may transfer such securities to their respective shareholders); PROVIDED, HOWEVER, that prior to any such transfer each transferee (including shareholders of corporate transferees to whom such shares are subsequently transferred) shall execute an agreement, satisfactory to Morgan Stanley & Co. Incorporated, pursuant to which each transferee shall agree to receive and hold such shares of Merger Shares, or securities convertible into or exchangeable or exercisable for the Merger Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

5. BINDING ON SUCCESSORS: STOP TRANSFER INSTRUCTIONS: LEGEND. The restrictions contained herein shall be binding upon the Holder's heirs, legal representatives, successors and assigns. Hambrecht & Quist Group shall issue stop transfer instructions to its transfer agent against the transfer of Merger Shares except in compliance with the terms of this Exhibit. Each certificate evidencing Merger Shares shall be imprinted with a legend substantially as follows:

     THE SHARES REPRESENTED BY THIS CERTIFICATE, ARE SUBJECT TO A
     LOCKUP PERIOD OF EIGHTEEN MONTHS FOLLOWING THE PUBLIC OFFERING OF THE ISSUERS COMMON STOCK PURSUANT TO THE FIRST REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN EXHIBIT 2.1 (c) TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 10, 1996, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

6. THIRD PARTY BENEFICIARIES. Hambrecht & Quist LLC, Morgan Stanley & Co. Incorporated and Smith Barney Inc., as managing underwriters of the Offering, are hereby expressly made third party beneficiaries entitled to the benefits of this Underwriters' Market Stand-off.

                               HAMBRECHT & QUIST GROUP
                              (A CALIFORNIA CORPORATION)

                         OFFICERS' CERTIFICATE OF APPROVAL OF
                                 AGREEMENT OF MERGER


Daniel H. Case III and Steven N. Machtinger hereby certify that:

1. They are the President and Secretary, respectively, of Hambrecht & Quist Group, a California corporation (the "Corporation").

2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors of the Corporation.

3. The Corporation has one class of stock outstanding, designated "Common Stock" of which 4,003,349 were outstanding and entitled to vote on the merger.

4. The principal terms of the merger contemplated by the Merger Agreement were approved by the Corporation by a vote of a number of shares of each class which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

    Each of the undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge.

Executed at San Francisco, California on June _____, 1996.


                                     ______________________
                                     Daniel H. Case III,
                                     President


                                     ______________________
                                     Steven N. Machtinger,
                                     Secretary

                         H & Q REORGANIZATION SUBSIDIARY, INC.
                              (A CALIFORNIA CORPORATION)

                         OFFICERS' CERTIFICATE OF APPROVAL OF
                                 AGREEMENT OF MERGER


Steven N. Machtinger hereby certifies that:

1. I am the President and Secretary of H & Q Reorganization Subsidiary, Inc., a California corporation (the "Corporation").

2. The Agreement of Merger to which this Certificate is attached (the "Merger Agreement") has been duly approved by the Board of Directors and Shareholder of the Corporation.

3. The Corporation has one class of stock outstanding designated "Common Stock", of which 10,000 shares were outstanding and entitled to vote on the merger.

4. The principal terms of the merger contemplated by the Merger Agreement were approved by the Corporation by a vote of a number of shares of each class which equaled or exceeded the vote required. The vote required was greater than 50% of the outstanding shares of Common Stock.

5. The required vote of the stockholders of Hambrecht & Quist Group, Inc., a Delaware corporation, the parent of the Corporation was obtained.

    The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of his own knowledge.

Executed at San Francisco, California on June    , 1996.
                                             ----



                                        ________________________
                                        Steven N. Machtinger,
                                        President and Secretary

                                  Exhibit 1.1(b)(1)

           Agreement of Merger between LP and Hambrecht & Quist California

                                OFFICER'S CERTIFICATE
                            HAMBRECHT & QUIST GROUP, INC.


    I, Daniel H. Case III, the President of Hambrecht & Quist Group, Inc., pursuant to Section 102(a)(1) of the Delaware General Corporation Law and in connection with the Amended and Restated Certificate of Incorporation of Hambrecht & Quist Group, Inc., attached hereto to be filed in connection with the Agreement of Merger between this corporation and Hambrecht & Quist, L.P., a California limited partnership, which will, among other things, change the name of this corporation from "Hambrecht & Quist Group, Inc." to "Hambrecht & Quist Group", I do hereby certify that Hambrecht & Quist Group, Inc. has total assets in excess of 10 million dollars.

    Executed this_________ day of ________________ ,1996 at San Francisco, California.


                                       By: ___________________________
                                           ---------------------------
                                             Daniel H. Case III, President

    Under penalty of perjury, this signature constitutes acknowledgement that this instrument is the act and deed of Hambrecht & Quist Group, Inc., and that the facts stated herein are true.

                                          By: ___________________________
                                              ---------------------------
                                             Daniel H. Case III, President
ATTEST:
________________________________
- --------------------------------
Steven N. Machtinger, Secretary

                             CERTIFICATE OF THE SECRETARY
                                          OF
                            HAMBRECHT & QUIST GROUP, INC.,
                               a Delaware Corporation.



    I, Steven Machtinger, the Secretary of Hambrecht & Quist Group, Inc., hereby certify that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary of said corporation, was duly approved and adopted by the written consent of stockholders holding a majority of the outstanding stock entitled to vote thereon.

    Executed on this _________________ day of July, 1996.




                                       ---------------------------
                                           Steven N. Machtinger
                                           Secretary

                                 AGREEMENT OF MERGER

                                       Merging

              HAMBRECHT & QUIST, L.P., A CALIFORNIA LIMITED PARTNERSHIP

                                    with and into

                HAMBRECHT & QUIST GROUP, INC., A DELAWARE CORPORATION

         (PURSUANT TO SECTION 263 OF THE GENERAL CORPORATION LAW OF DELAWARE)

    This AGREEMENT OF MERGER (the "Merger Agreement"), is made and entered into as of June 10, 1996 by and between Hambrecht & Quist Group, Inc., a Delaware corporation ("Hambrecht & Quist Group", the "Company" or the "Surviving Corporation") and Hambrecht & Quist, L.P., a California limited partnership ("LP") (each, a "Party" together, the "Parties" or "Constituent Entities").


                                       RECITALS

    A. Hambrecht & Quist Group, Hambrecht & Quist Group, a California corporation ("Hambrecht & Quist California"), LP, and H & Q Reorganization Subsidiary, Inc., a California corporation, have entered into that certain Agreement and Plan of Reorganization dated June 10, 1996 (the "Reorganization Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the merger of LP with and into Hambrecht & Quist Group upon the terms set forth in the Reorganization Agreement and this Merger Agreement (the "Merger").

    B. The board of directors of Hambrecht & Quist Group deems it advisable and in the best interests of its stockholders and Hambrecht & Quist California, the General Partner of LP (the "General Partner"), deems it advisable and in the best interests of LP and its partners that LP be merged with and into Hambrecht & Quist Group.


                                      AGREEMENT

    NOW, THEREFORE, in consideration of the covenants, promises and mutual agreements contained in this Merger Agreement, the Constituent Entities hereby agree that LP shall be merged with and into Hambrecht & Quist Group in accordance with the Reorganization Agreement and the provisions of the laws of the State of Delaware and the laws of the State of California, upon the terms and subject to the conditions set forth as follows:

                                      ARTICLE I

                                      THE MERGER

      1.1 FILING. This Merger Agreement shall be filed with the Secretary of State of the State of Delaware and a Certificate of Merger shall be filed with the Secretary of State of the State of California at the time specified in the Reorganization Agreement.

      1.2 EFFECTIVENESS. The Merger shall become effective upon the filing of this Merger Agreement with the Secretary of State of the State of Delaware (the "Effective Time").

      1.3 MERGER. At the Effective Time, LP shall be merged into Hambrecht & Quist Group and the separate legal existence of LP shall thereupon cease. Hambrecht & Quist Group will be the Surviving Corporation in the merger.

      1.4 FURTHER ACTION. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of either or both of the Constituent Entities, the officers and directors of the Surviving Corporation are fully authorized (in the name of either or both of the Constituent Entities or otherwise) to take all such action.


                                      ARTICLE 2

                             CORPORATE GOVERNANCE MATTERS

      The Certificate of Incorporation of the Surviving Corporation shall be amended and restated in full as of the Effective Time as set forth in Exhibit A attached hereto.

                                      ARTICLE 3

             MANNER OF CONVERTING SECURITIES OF THE CONSTITUENT ENTITIES

      3.1 EFFECT ON PARTNERSHIP INTERESTS. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any partner, limited or general, of LP:

      (a) CANCELLATION OF GENERAL PARTNERSHIP INTEREST: CONVERSION OF GENERAL PARTNERSHIP. The General Partner shall cease to have any rights with respect to its general partnership interest in LP except the right to receive the number of shares of Common Stock of the Company equal to the number of outstanding LP Units at the Effective Time divided by 99 and multiplied by 24 ("Group Common Stock") (the "LP Merger General Partner Consideration Per Share"). All shares of Hambrecht & Quist Group Common Stock received pursuant to this Section 3.1(a) ("LP Merger General Partner Group Common Stock") shall be subject to the terms and conditions on transfer of the "Underwriters' Market Stand-Off" set forth in Exhibit B and each such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off. Any reference herein to LP Merger General Partner Group Common Stock shall be deemed to refer to Group Common Stock so restricted.

      (b) CANCELLATION OF LP UNITS. Each holder of a Class A limited partnership Unit ("LP Unit") (as defined in that certain Agreement and Articles of Limited Partnership by and among General Partner and the limited partners of LP dated November 1, 1993, as amended), after the Effective Time of the Merger shall cease to have any rights with respect to such LP Unit, except the right either to receive the LP Merger Consideration Per Share, as defined in Section 3.1(c) below, plus any cash in lieu of fractional shares pursuant to Section 3.1(e) below, upon delivery of written notice of ownership and surrender of such Units, or to exercise such holder's dissenters' rights as provided in Section 3.1(d) hereof and the California Revised Limited Partnership Act ("CRLPA").

      (c) CONVERSION OF LP UNITS. Each LP Unit outstanding prior to the Effective Time of the LP Merger except Dissenting LP Units (as defined in
Section 3.1(d) below) shall automatically be canceled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive twenty four (24) shares of Group Common Stock (the "LP Merger Consideration Per Share"). All shares of Group Common Stock received pursuant to this Section 3.1(c) ("LP Merger Group Common Stock") shall be subject to terms and conditions on transfer of the Underwriters' Market Stand-Off and each such share shall carry a legend describing the terms and conditions on transfer as described in the Underwriters' Market Stand-Off. Any reference herein to LP Merger Group Common Stock shall be deemed to refer to Group Common Stock so restricted. The ratio pursuant to which each LP Unit will be exchanged for shares of Hambrecht & Quist Group, determined in accordance with the foregoing provisions, is hereinafter referred to as the "LP Exchange Ratio."

      (d) DISSENTERS' RIGHTS. If, as of the Effective Time of the Merger, holders of LP Units have properly exercised and not lost dissenters' rights ("Dissenting LP Units") in connection with the LP Merger under Article 7.6 of me CRLPA, such Dissenting LP Units shall not be converted into LP Merger Group Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting LP Units pursuant to the CRLPA. LP shall give Hambrecht & Quist Group prompt notice of any demand received by LP to require LP to purchase LP Units, and Hambrecht & Quist Group shall have the right to participate in all negotiations and proceedings with respect to such demand. Each holder of Dissenting LP Units (a "Dissenting LP Unitholder") who, pursuant to the provisions of the CRLPA, becomes entitled to payment of the value of LP Units shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of a legal obligation, after the Effective Time of the Merger, to deliver shares of LP Merger Group Common Stock to any holder of LP Units who shall have failed to make an effective purchase demand or shall have lost his status as a Dissenting LP Unitholder, Hambrecht & Quist Group shall issue and deliver, upon delivery by such Dissenting LP Unitholder of a written notice of the ownership and surrender of such LP Units, the shares of LP Merger Group Common Stock to which such Dissenting LP Unitholder is then entitled under this Section 3.1.

      (e) FRACTIONAL SHARES. No fractional shares of LP Merger Group Common Stock or LP Merger General Partner Group Common Stock shall be issued, but in lieu thereof each holder of LP Units and the General Partner who would otherwise be entitled to receive a fraction of a share of LP Merger Group Common Stock or LP Merger General Partner Group Common Stock shall receive from Hambrecht & Quist Group an amount of cash equal to the price at which shares of Group Common Stock are offered to the public pursuant to Hambrecht
& Quist Group's initial public offering multiplied by the fraction of a share of LP Merger Group Common Stock or LP Merger General Partner Group Common
Stock to which such holder would otherwise be entitled. The fractional interests of each holder of LP Units shall be aggregated, so that no holder of LP Limited Partnership Units shall receive cash in an amount greater than the value of one
(1) full share of LP Merger Group Common Stock.

      3.2     EXCHANGE OF CERTIFICATES; EXCHANGE OF INTERESTS.

      (a) EXCHANGE AGENT. Prior to the Closing Date, Hambrecht & Quist Group shall appoint a third party to act as exchange agent (the "Exchange Agent") in the Merger.

      (b)     HAMBRECHT & QUIST GROUP TO PROVIDE COMMON STOCK AND CASH.
Promptly after the earlier of (i) the Effective Date of the California Merger as defined in the Reorganization Agreement and (ii) the Effective Date of the LP Merger (but in no event later than thirty (30) business days thereafter), Hambrecht & Quist Group shall make available for exchange in accordance with this Article 3, through such reasonable procedures as Hambrecht & Quist Group may adopt, the LP Merger Group Common Stock issuable pursuant to Section 3.1 in exchange for LP Units, and the LP Merger General Partner Group Common Stock issuable pursuant to Section 3.1 in exchange for the general partnership interest in LP, and cash in an amount sufficient to satisfy any obligations with respect to fractional shares pursuant to Section 3.1(e).

      (c) EXCHANGE PROCEDURES FOR LP GENERAL PARTNER. Within thirty (30) calendar days after the Effective Time of the LP Merger, the Exchange Agent shall deliver to the General Partner, whose interest is being converted into LP Merger General Partner Group Common Stock pursuant to Section 3.1 hereof certificates representing the total number of LP Merger General Partner Group Common Stock to which the holder of such general partnership interest is entitled pursuant to Section 3.1 hereof. The general partnership interest shall forthwith be canceled. Until the shares are delivered as contemplated by this
Section 3.2, the general partnership interest in LP shall be deemed at all times after the Effective Time of the Merger to represent the right to receive the number of shares of LP Merger General Partner Group Common Stock as provided by this Article 3 and the provisions of the CRLPA but shall have no other right.

      (d) EXCHANGE PROCEDURES FOR LP UNITS. Within thirty (30) calendar days after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of LP Units immediately prior to the Effective Time of the Merger whose interests are being converted into LP Merger Group Common Stock pursuant to Section 3.1 hereof (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the LP Units in exchange for LP Merger Group Common Stock. Upon delivery of a written notice of ownership and surrender of LP Units to the Exchange Agent or to such other agent or agents as may be appointed by Hambrecht & Quist Group, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of any such LP Units shall be entitled to receive in exchange therefor the number of shares of LP Merger Group Common Stock, and cash in lieu of any fractional LP Units, to which the holder of such LP Units is entitled pursuant to Section 3.1 hereof The LP Unit so surrendered shall forthwith be canceled. In the event of a transfer of ownership of an LP Unit that is not registered on the transfer records of LP, the appropriate number of shares of LP Merger Group Common Stock may be delivered to a transferee if written notice of the ownership and surrender of the LP Unit is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each LP Unit shall be deemed at all times after the Effective Time of the Merger to represent the right to receive upon written notice of such surrender the number of shares of LP Merger Group Common Stock, and cash in lieu of any fractional LP Units, as provided by this Article 3 and the provisions of the CRLPA but shall, subject to Section 3.1(d), have no other right, provided that nothing in this Section 3.2(d) shall require Hambrecht & Quist Group to exchange LP Merger Group Common Stock to any holder of LP Units who shall fail to deliver a written notice of the surrender of such LP Units. Notwithstanding the foregoing, neither the Exchange Agent nor any Party hereto shall be liable to a holder of shares of LP Units for any LP Merger Group Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. Promptly following the date that is six (6) months after the Effective Time, the Exchange Agent shall return to the Hambrecht & Quist Group all shares of LP Merger Group Common Stock in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of an LP Unit may deliver written notice of the surrender of such Unit to Hambrecht & Quist Group and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the shares of LP Merger Group Common Stock to which such holder is entitled pursuant hereto.

      (e) NO FURTHER OWNERSHIP RIGHTS IN GENERAL PARTNERSHIP INTEREST IN LP. LP Merger General Partner Group Common Stock delivered in exchange for the general partnership interest of LP in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such general partnership interest in LP.

      (f) NO FURTHER OWNERSHIP RIGHTS IN LIMITED PARTNERSHIP UNITS OF LP. LP Merger Group Common Stock delivered upon the delivery of written notice of surrender of LP Units in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such LP Units. If, after the Effective Time of the LP Merger, written notice of surrender of outstanding LP Units is given to Hambrecht & Quist Group, such LP Units shall be canceled and exchanged as provided in this Article 3.


                                      ARTICLE 4

                              TERMINATION AND AMENDMENT


      4.1 TERMINATION. Notwithstanding the approval of this Merger Agreement by the limited partners of LP and stockholders of Hambrecht & Quist Group, this Merger Agreement shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided.

      4.2 AMENDMENT. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the limited partners of LP or the stockholders Hambrecht & Quist California, but, after any such approval, no amendment shall be made without the further approval of such shareholders if such amendment would (i) have a material adverse effect on the limited partners of either LP or stockholders of Hambrecht & Quist Group, (ii) change any of the principal terms of the Merger Agreement. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


Hambrecht & Quist Group,               H & Q Reorganization Subsidiary, Inc.,
a California corporation               a California corporation


By:                                     By:
   ---------------------------------       -----------------------------------
      Daniel H. Case III                    Daniel H. Case, III
      President and Chief Executive         President and Chief Executive
      Officer                               Officer


By:                                     By:
   ---------------------------------       -----------------------------------
      Steven N. Machtinger,                 Steven N. Machtinger,
      Secretary                             Secretary




      Under penalty of perjury, this signature constitutes the acknowledgment that this instrument is the act and deed of Hambrecht & Quist Group, Inc., and that the facts stated herein are true.

                                       By:
                                          ----------------------------------
                                            Daniel H. Case, III
                                            President and Chief Executive
                                            Officer


ATTEST:

- -----------------------------------
      Steven N. Machtinger,
      Secretary

                                      EXHIBIT A

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                            HAMBRECHT & QUIST GROUP, INC.

      ONE.      The name of this corporation is Hambrecht & Quist Group.

      TWO.      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

      THREE.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOUR.     (a)     CLASSES OF STOCK AUTHORIZED.  The corporation is
authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issue is 100,000,000, with a par value of $0.01 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000 with a par value of $0.01 per share. The shares of Common Stock may be issued from time to time for such consideration as the board of directors may determine.

                (b) DESIGNATION OF FUTURE SERIES OF PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide in a resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Stock of the Company entitled to a vote, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.

                (c) VOTING RIGHTS OF COMMON STOCK. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.

      FIVE.     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

      SIX.      Elections of directors need not be by written ballot unless the
Bylaws of the corporation shall so provide.

      SEVEN.    (a)     LIMITATION OF DIRECTOR'S LIABILITY. To the fullest
extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                (b) INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

                (c) REPEAL OR MODIFICATION. Neither any amendment or repeal of this Article Seven, nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article Seven, shall eliminate or reduce the effect of this Article Seven, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Seven, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      EXHIBIT B


                            UNDERWRITERS' MARKET STAND-OFF

            In addition to other applicable restrictions, all shares of Common Stock (i) issued by Hambrecht & Quist Group in connection with the Mergers or
(ii) issuable upon the exercise of options or other rights to acquire such shares assumed by Hambrecht & Quist Group in connection with the Mergers (together, the "Merger Shares") shall be issued subject to the resale restrictions set forth in this Exhibit. All capitalized terms and entity names used in this Exhibit and not otherwise defined shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated June 10, 1996 to which this Exhibit is attached.

1. EIGHTEEN MONTH LOCKUP. For a period of eighteen (18) months after the date (the "Trade Date") of the initial public offering (the "Offering") of Hambrecht & Quist Group Common Stock ("Common Stock"), no person holding Merger Shares or having the right to obtain Merger Shares as described in clause (ii) of the preceding paragraph (each such person, a "Holder") shall, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any Merger Shares or any securities convertible into or exchangeable or exercisable for Merger Shares, without the prior written consent of each of (i) Hambrecht & Quist Group, (ii) Hambrecht & Quist LLC and (iii) Morgan Stanley & Co. Incorporated.

2. EXCEPTION FOR SHARES ACQUIRED AFTER OFFERING. The foregoing restrictions shall not apply to securities of Hambrecht & Quist Group acquired after the Trade Date except to the extent that such securities are acquired pursuant to the exercise, conversion, or exchange of securities of Hambrecht & Quist Group held immediately prior to the Trade Date.

3. SCHEDULED PARTIAL RELEASES. Notwithstanding the restrictions set forth in Section 1, a portion of the Merger Shares held by each Holder shall be released from such restrictions as follows:

      (a) FIRST RELEASE. On the date six months following the Trade Date, a number of Merger Shares equal to the greater of (i) 10,000 or (ii) five percent (5%) of the outstanding Common Stock owned directly by such Holder immediately prior to the record date relating to the votes of securityholders with respect to the Mergers, (the "Owned Shares") shall be permanently released from the restrictions of Section 1.

      (b)   SECOND RELEASE.  On the date twelve months following the Trade
Date, an additional number of Merger Shares equal to the greater of (i) 10,000 or (ii) five percent (5%) of the Owned Shares shall be permanently released from the restrictions of Section 1.

      (c) AGGREGATION WITH TRANSFEREES. In the event that a Holder transfers Merger Shares to a permitted transferee pursuant to Section 4, below, the number of Merger Shares to be released from the restrictions of Section 1 under this
Section 3 shall be calculated without regard to such transfers and the particular Merger Shares held or transferred by the transferring Holder (the "Transfer Merger Shares") to be released shall be allocated among the Holder and all such transferees (and transferees of such transferees, if any) of such Holder pro rata in proportion to the number of Transfer Merger Shares held by each of them.

4. CERTAIN PERMITTED TRANSFERS. Notwithstanding the foregoing, (i) if the Holder is an individual, he or she may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the Holder and/or a member or members of his or her immediate family, (ii) if the Holder is a partnership, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to is constituent partners, retired partners or the estates of constituent partners or retired partners (including partners which are corporations and which may transfer such securities to their respective shareholders) or (iii) if the Holder is a limited liability company, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to its members (including members which are corporations and which may transfer such securities to their respective shareholders); PROVIDED, HOWEVER, that prior to any such transfer each transferee (including shareholders of corporate transferees to whom such shares are subsequently transferred) shall execute an agreement, satisfactory to Morgan Stanley & Co. Incorporated, pursuant to which each transferee shall agree to receive and hold such shares of Merger Shares, or securities convertible into or exchangeable or exercisable for the Merger Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof, For the purposes of this paragraph "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

5. BINDING ON SUCCESSORS: STOP TRANSFER INSTRUCTIONS: LEGEND. The restrictions contained herein shall be binding upon the Holder's heirs, legal representatives, successors and assigns. Hambrecht & Quist Group shall issue stop transfer instructions to its transfer agent against the transfer of Merger Shares except in compliance with the terms of this Exhibit. Each certificate evidencing Merger Shares shall be imprinted with a legend substantially as follows:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF EIGHTEEN MONTHS FOLLOWING THE PUBLIC OFFERING OF THE ISSUERS COMMON STOCK PURSUANT TO THE FIRST REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN EXHIBIT 2.1(c) TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 10, 1996, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

6. THIRD PARTY BENEFICIARIES. Hambrecht & Quist LLC, Morgan Stanley & Co. Incorporated and Smith Barney Inc., as managing underwriters of the Offering, are hereby expressly made third party beneficiaries entitled to the benefits of this Underwriters' Market Stand-off.

                                  Exhibit 1.1(b)(2)

                                        Form 9

                                 State of California

                                  Secretary of State

                                CERTIFICATE OF MERGER



                              [Preprinted Form Omitted]



    Box 1:    Hambrect & Quist Group, Inc.

    Box 3:    One Bush Street
              San Francisco, CA  94104

    Box 4:    Deleware

    Box 5:    Hambrecht & Quist, L.P.

    Box 7:    CA

    Box 8:    July 1996

    Box 9:    Hambrecht & Quist, L.P.            50%

    Box 12:   Hambrect & Quist Group, Inc.       Hambrecht & Quist, L.P.




1993-3 SUPPLEMENT

                                    Exhibit 1.4(a)

                    AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                          OF

                               HAMBRECHT & QUIST GROUP


    ONE.      The name of this corporation is Hambrecht & Quist California.

    TWO.      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

    THREE.    This corporation is authorized to issue only one class of stock, designated "Common Stock," and the total number of shares which this corporation is authorized to issue is ten thousand (10,000).

    FOUR.     (a) The liability of the directors of the corporation for
monetary damages shall be eliminated to the fullest extent permissible under California law.

              (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation or its shareholders. The corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in
Section 317, as amended.

              (c) Any repeal or modification of the foregoing provisions of this Article Four by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of such repeal or modification.

                                    Exhibit 1.4(b)

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                            HAMBRECHT & QUIST GROUP, INC.


    ONE.      The name of this corporation is Hambrecht & Quist Group.

    TWO.      The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

    THREE.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOUR.     (a) CLASSES OF STOCK AUTHORIZED.  The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock that the corporation is authorized to issue is 100,000,000, with a par value of $0.01 per share. The total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000 with a par value of $0.01 per share. The shares of Common Stock may be issued from time to time for such consideration as the board of directors may determine.

              (b) DESIGNATION OF FUTURE SERIES OF PREFERRED STOCK. The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware), to provide in a resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Stock of the Company entitled to a vote, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.

              (c) VOTING RIGHTS OF COMMON. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.


    FIVE.     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the Bylaws of the corporation.

    SIX.      Elections of directors need not be by written ballot unless the
Bylaws of the corporation shall so provide.

    SEVEN.    (a) LIMITATION OF DIRECTOR'S LIABILITY.  To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

              (b) INDEMNIFICATION OF CORPORATE AGENTS. The corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the corporation or any predecessor of the corporation or serves or served at any other enterprise as a director, officer or employee at the request of the corporation or any predecessor to the corporation.

              (c) REPEAL OR MODIFICATION. Neither any amendment or repeal of this Article Seven, nor the adoption of any provision of this corporation's Certificate of Incorporation inconsistent with this Article Seven, shall eliminate or reduce the effect of this Article Seven, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Seven, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                    EXHIBIT 2.1(c)

                            UNDERWRITERS' MARKET STAND-OFF

    In addition to other applicable restrictions, all shares of Common Stock
(i) issued by Hambrecht & Quist Group in connection with the Mergers or (ii) issuable upon the exercise of options or other rights to acquire such shares assumed by Hambrecht & Quist Group in connection with the Mergers (together, the "Merger Shares") shall be issued subject to the resale restrictions set forth in this Exhibit. All capitalized terms and entity names used in this Exhibit and not otherwise defined shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated June 10, 1996 to which this Exhibit is attached.

1. EIGHTEEN MONTH LOCKUP. For a period of eighteen (18) months after the date (the "Trade Date") of the initial public offering (the "Offering") of Hambrecht & Quist Group Common Stock ("Common Stock"), no person holding Merger Shares or having the right to obtain Merger Shares as described in clause (ii) of the preceding paragraph (each such person, a "Holder") shall, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any Merger Shares or any securities convertible into or exchangeable or exercisable for Merger Shares, without the prior written consent of each of (i) Hambrecht & Quist Group, (ii) Hambrecht & Quist LLC and (iii) Morgan Stanley & Co. Incorporated.

2. EXCEPTION FOR SHARES ACQUIRED AFTER OFFERING. The foregoing restrictions shall not apply to securities of Hambrecht & Quist Group acquired after the Trade Date except to the extent that such securities are acquired pursuant to the exercise, conversion, or exchange of securities of Hambrecht & Quist Group held immediately prior to the Trade Date.

3.  SCHEDULED PARTIAL RELEASES.  Notwithstanding the restrictions set forth in
Section 1, a portion of the Merger Shares held by each Holder shall be released from such restrictions as follows:

    (a) FIRST RELEASE. On the date six months following the Trade Date, a number of Merger Shares equal to the greater of (i) 10,000 or (ii) five percent (5%) of the outstanding Common Stock owned directly by such Holder immediately prior to the record date relating to the votes of securityholders with respect to the Mergers, (the "Owned Shares") shall be permanently released from the restrictions of Section 1.

    (b) SECOND RELEASE. On the date twelve months following the Trade Date, an additional number of Merger Shares equal to the greater of (i) 10,000 or (ii) five percent (5%) of the Owned Shares shall be permanently released from the restrictions of Section 1.

    (c) AGGREGATION WITH TRANSFEREES. In the event that a Holder transfers Merger Shares to a permitted transferee pursuant to Section 4, below, the number of Merger Shares to be released from the restrictions of Section 1 under this
Section 3 shall be calculated without regard to such transfers and the particular Merger Shares held or transferred by the transferring Holder (the "Transfer Merger Shares") to be released shall be allocated among the Holder and all such transferees (and transferees of such transferees, if any) of such Holder pro rata in proportion to the number of Transfer Merger Shares held by each of them.

4. CERTAIN PERMITTED TRANSFERS. Notwithstanding the foregoing, (i) if the Holder is an individual, he or she may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the Holder and/or a member or members of his or her immediate family, (ii) if the Holder is a partnership, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to its constituent partners, retired partners or the estates of constituent partners or retired partners (including partners which are corporations and which may transfer such securities to their respective shareholders) or (iii) if the Holder is a limited liability company, it may transfer any shares of Merger Shares or securities convertible into or exchangeable or exercisable for the Merger Shares to its members (including members which are corporations and which may transfer such securities to their respective shareholders); PROVIDED, HOWEVER, that prior to any such transfer each transferee (including shareholders of corporate transferees to whom such shares are subsequently transferred) shall execute an agreement, satisfactory to Morgan Stanley & Co. Incorporated, pursuant to which each transferee shall agree to receive and hold such shares of Merger Shares, or securities convertible into or exchangeable or exercisable for the Merger Shares, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

5. BINDING ON SUCCESSORS: STOP TRANSFER INSTRUCTIONS: LEGEND. The restrictions contained herein shall be binding upon the Holder's heirs, legal representatives, successors and assigns. Hambrecht & (Quist Group shall issue stop transfer instructions to its transfer agent against the transfer of Merger Shares except in compliance with the terms of this Exhibit. Each certificate evidencing Merger Shares shall be imprinted with a legend substantially as follows:

    TRUE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF EIGHTEEN MONTHS FOLLOWING THE PUBLIC OFFERING OF THE ISSUERS COMMON STOCK PURSUANT TO THE FIRST REGISTRATION STATEMENT OF THE ISSUER FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN EXHIBIT 2.1(c) TO THAT CERTAIN AGREEMENT AND PLAN OF REORGANIZATION DATED JUNE 10, 1996, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

6. THIRD PARTY BENEFICIARIES. Hambrecht & Quist LLC, Morgan Stanley & Co. Incorporated and Smith Barney Inc., as managing underwriters of the Offering, are hereby expressly made third party beneficiaries entitled to the benefits of this Underwriters' Market Stand-off.